Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-196803, 333-164312 and 333-152826) of Acorda Therapeutics, Inc., and

(2)	Registration Statement (Form S-8 Nos. 333-194375, 333-164626, 333-158085, 333-131846, 333-149726, 333-174785, 333-179906, and 333-187091) of Acorda Therapeutics, Inc.;

of our report dated May 12, 2014 (except Note 17(D), as to which the date is September 15, 2014) with respect to the financial statements of Civitas Therapeutics, Inc., included in this Current Report on Form 8-K/A of Acorda Therapeutics, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 7, 2015